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                                                                    EXHIBIT 99.1
PROXY

LOGO KIMBERLY-CLARK Corporation

                   P.O. Box 619100, Dallas, Texas 75261-9100
       Proxy for the Special Meeting of Stockholders -- December 12, 1995
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Wayne R. Sanders, O. George Everbach and Donald M. Crook, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as hereinafter specified, all shares of Common Stock, $1.25 par value, that the undersigned is entitled to vote at the Special Meeting of Stockholders of Kimberly-Clark Corporation, to be held at Kimberly-Clark Corporation's World Headquarters, 351 Phelps Drive, Irving, Texas, on Tuesday, December 12, 1995, at 11:00 a.m., local time. The proxies named herein will have discretion to vote upon any procedural matter relating to the Special Meeting, including the right to vote for any adjournment thereof proposed by the Board of Directors of Kimberly-Clark to solicit additional proxies.

        Please mark, date and sign this proxy and return it promptly in the accompanying business reply envelope. If you plan to attend the Special Meeting, please so indicate in the space provided on the reverse side.


         IF NO VOTING DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF YOU PREFER TO VOTE SEPARATELY ON EACH PROPOSAL, YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

            IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.

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/X/ PLEASE MARK
    YOUR VOTES AS
    IN THE EXAMPLE.

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        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
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                                                            FOR AGAINST ABSTAIN

1. Approve the Issuance of Kimberly-Clark Common Stock      / /   / /     / /
   in connection with the Agreement and Plan of Merger among Kimberly-Clark Corporation, Rifle Merger Co.
   and Scott Paper Company and the ancillary agreements referenced therein.

2. Approve proposed Amendment to the Restated Certificate   / /   / /     / /
   of Incorporation to increase the number of authorized
   shares of Kimberly-Clark Common Stock from 300,000,000
   to 600,000,000.
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                       MARK HERE FOR     / /     MARK HERE     / /
                       ADDRESS CHANGE           IF YOU PLAN
                        AND NOTE AT              TO ATTEND
                         LOWER LEFT             THE MEETING


I will be accompanied by ______________________________________________________.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on December 12, 1995 and the related Joint Proxy Statement/Prospectus.

PLEASE SIGN BELOW EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING IN THE NAME OF A CORPORATION OR PARTNERSHIP, PLEASE SIGN FULL CORPORATE OR PARTNERSHIP NAME AND INDICATE TITLE OF AUTHORIZED SIGNATORY.


Stockholder __________________________________________________ Dated __________

Signature(s) _________________________________________________ Dated __________